    Exhibit 99.1
Uber Announces Results for First Quarter 2025

Gross Bookings grew 14% year-over-year and 18% year-over-year on a constant currency basis
Income from operations of $1.2 billion; Adjusted EBITDA of $1.9 billion, up 35% year-over-year
Operating cash flow and Free cash flow of $2.3 billion

SAN FRANCISCO – May 7, 2025 – Uber Technologies, Inc. (NYSE: UBER) today announced financial results for the quarter ended March 31, 2025.
“We kicked off the year with yet another quarter of profitable growth at scale, with trips up 18% and even stronger user retention,” said Dara Khosrowshahi, CEO. “Supported by the consistent strength of our core business, we continue to build towards the future, including five new autonomous vehicle announcements in just the last week.”

“We delivered over $2 billion of quarterly free cash flow, with multiple levers in our control to generate industry-leading cash flow growth,” said Prashanth Mahendra-Rajah, CFO. “We remain focused on disciplined capital allocation to drive greater financial durability and are on track to deliver against our multiyear plan.”

Financial and Operational Highlights for First Quarter 2025
•Trips during the quarter grew 18% year-over-year (“YoY”) to 3.0 billion, driven by Monthly Active Platform Consumers (“MAPCs") growth of 14% YoY and monthly Trips per MAPC growth of 3% YoY.
•Gross Bookings grew 14% YoY to $42.8 billion, or 18% on a constant currency basis.
•Revenue grew 14% YoY to $11.5 billion, or 17% on a constant currency basis.
•Income from operations was $1.2 billion, up $1.1 billion YoY.
•Net income attributable to Uber Technologies, Inc. was $1.8 billion, which includes a $51 million net benefit (pre-tax) from revaluations of Uber’s equity investments.
•Adjusted EBITDA grew 35% YoY to $1.9 billion. Adjusted EBITDA margin as a percentage of Gross Bookings was 4.4%, up from 3.7% in Q1 2024.
•Net cash provided by operating activities was $2.3 billion and free cash flow, defined as net cash flows from operating activities less capital expenditures, was $2.3 billion.
•Unrestricted cash, cash equivalents, and short-term investments were $6.0 billion at the end of the first quarter.
Outlook for Q2 2025
For Q2 2025, we anticipate:
•Gross Bookings of $45.75 billion to $47.25 billion, representing growth of 16% to 20% YoY on a constant currency basis.
◦Our outlook assumes a roughly 1.5 percentage point currency headwind to total reported YoY growth (including a roughly 3 percentage point currency headwind to Mobility).
•Adjusted EBITDA of $2.02 billion to $2.12 billion, which represents 29% to 35% YoY growth.

Financial and Operational Highlights for First Quarter 2025

	Three Months Ended March 31,
(In millions, except percentages)	2024	2025	% Change	% Change (Constant Currency (1))

Monthly Active Platform Consumers (“MAPCs”)	149	170	14%
Trips	2,572	3,036	18%
Gross Bookings	$37,651	$42,818	14%	18%
Revenue	$10,131	$11,533	14%	17%
Income from operations	$172	$1,228	**
Net income (loss) attributable to Uber Technologies, Inc. (2)	$(654)	$1,776	**
Adjusted EBITDA (1)	$1,382	$1,868	35%
Net cash provided by operating activities	$1,416	$2,324	64%
Free cash flow (1)	$1,359	$2,250	66%
(1) See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Q1 2024 net loss includes a $721 million net headwind (pre-tax) from revaluations of Uber’s equity investments. Q1 2025 net income includes a $51 million net benefit (pre-tax) from revaluations of Uber’s equity investments.
** Percentage not meaningful.

Results by Offering and Segment
Gross Bookings

	Three Months Ended March 31,
(In millions, except percentages)	2024	2025	% Change	% Change (Constant Currency)

Gross Bookings:
Mobility	$18,670	$21,182	13%	20%
Delivery	17,699	20,377	15%	18%
Freight	1,282	1,259	(2)%	(1)%
Total	$37,651	$42,818	14%	18%

Revenue

	Three Months Ended March 31,
(In millions, except percentages)	2024	2025	% Change	% Change (Constant Currency)

Revenue:
Mobility	$5,633	$6,496	15%	18%
Delivery	3,214	3,777	18%	22%
Freight	1,284	1,260	(2)%	(1)%
Total	$10,131	$11,533	14%	17%

Adjusted EBITDA and Segment Adjusted EBITDA

	Three Months Ended March 31,
(In millions, except percentages)	2024	2025	% Change

Segment Adjusted EBITDA:
Mobility	$1,479	$1,753	19%
Delivery	528	763	45%
Freight	(21)	(7)	67%
Corporate G&A and Platform R&D (1)	(604)	(641)	(6)%
Adjusted EBITDA (2)	$1,382	$1,868	35%
(1) Includes costs that are not directly attributable to our reportable segments. Corporate G&A also includes certain shared costs such as finance, accounting, tax, human resources, information technology and legal costs. Platform R&D also includes mapping and payment technologies and support and development of the internal technology infrastructure. Our allocation methodology is periodically evaluated and may change.
(2) “Adjusted EBITDA” is a non-GAAP measure as defined by the SEC. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Webcast and conference call information
A live audio webcast of our first quarter ended March 31, 2025 earnings release call will be available at https://investor.uber.com/, along with the earnings press release and slide presentation. The call begins on May 7, 2025 at 5:00 AM (PT) / 8:00 AM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also provide announcements regarding our financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (https://investor.uber.com/), and our blogs (https://uber.com/blog) and X accounts (@uber and @dkhos), as a means of disclosing material information and complying with our disclosure obligations under Regulation FD.
About Uber
Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 61 billion trips later, we're building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.
Forward-Looking Statements
This press release contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments, particularly with respect to our relationships with drivers and couriers and the impact of the global economy, including rising inflation and interest rates. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our annual report on Form 10-K for the year ended December 31, 2024 and subsequent quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Non-GAAP Financial Measures
To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA, revenue growth rates in constant currency and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.
We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections titled “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release. In regards to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP Adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, significant legal settlements, unrealized gains and losses on equity investments, tax and regulatory reserve changes, restructuring costs and acquisition and financing related impacts.
Contacts
Investors and analysts: investor@uber.com
Media: press@uber.com

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of December 31, 2024	As of March 31, 2025
Assets
Cash and cash equivalents	$5,893	$5,132
Short-term investments	1,084	894
Restricted cash and cash equivalents	545	1,253
Accounts receivable, net	3,333	3,489
Prepaid expenses and other current assets	1,390	1,582
Total current assets	12,245	12,350
Restricted cash and cash equivalents	2,172	2,215
Restricted investments	7,019	7,371
Investments	8,460	8,746
Equity method investments	302	338
Property and equipment, net	1,952	1,941
Operating lease right-of-use assets	1,158	1,162
Intangible assets, net	1,125	1,065
Goodwill	8,066	8,069
Deferred tax assets	6,171	6,592
Other assets	2,574	2,973
Total assets	$51,244	$52,822
Liabilities, redeemable non-controlling interests and equity
Accounts payable	$858	$873
Short-term insurance reserves	2,754	2,873
Operating lease liabilities, current	175	177
Accrued and other current liabilities	7,689	8,190
Total current liabilities	11,476	12,113
Long-term insurance reserves	7,042	7,599
Long-term debt, net of current portion	8,347	8,350
Operating lease liabilities, non-current	1,454	1,447
Other long-term liabilities	449	408
Total liabilities	28,768	29,917

Redeemable non-controlling interests	93	93
Equity
Common stock	—	—
Additional paid-in capital	42,801	41,406
Accumulated other comprehensive loss	(517)	(485)
Accumulated deficit	(20,726)	(18,946)
Total Uber Technologies, Inc. stockholders' equity	21,558	21,975
Non-redeemable non-controlling interests	825	837
Total equity	22,383	22,812
Total liabilities, redeemable non-controlling interests and equity	$51,244	$52,822

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are reflected in thousands, and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2025
Revenue	$10,131	$11,533
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	6,168	6,937
Operations and support	685	668
Sales and marketing	917	1,057
Research and development	790	815
General and administrative	1,209	657
Depreciation and amortization	190	171
Total costs and expenses	9,959	10,305
Income from operations	172	1,228
Interest expense	(124)	(105)
Other income (expense), net	(678)	262
Income (loss) before income taxes and loss from equity method investments	(630)	1,385
Provision for (benefit from) income taxes	29	(402)
Loss from equity method investments	(4)	(13)
Net income (loss) including non-controlling interests	(663)	1,774
Less: net loss attributable to non-controlling interests, net of tax	(9)	(2)
Net income (loss) attributable to Uber Technologies, Inc.	$(654)	$1,776
Net income (loss) per share attributable to Uber Technologies, Inc. common stockholders:
Basic	$(0.31)	$0.85
Diluted	$(0.32)	$0.83
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	2,078,467	2,092,464
Diluted	2,080,168	2,122,618

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2025
Cash flows from operating activities
Net income (loss) including non-controlling interests	$(663)	$1,774
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	194	178
Stock-based compensation	484	435
Deferred income taxes	(16)	(412)
Unrealized loss (gain) on debt and equity securities, net	721	(51)
Unrealized foreign currency transactions	150	(51)
Other	(29)	(27)
Change in assets and liabilities, net of impact of business acquisitions and disposals:
Accounts receivable	(422)	(123)
Prepaid expenses and other assets	(322)	(497)
Operating lease right-of-use assets	46	43
Accounts payable	46	6
Accrued insurance reserves	696	675
Accrued expenses and other liabilities	587	430
Operating lease liabilities	(56)	(56)
Net cash provided by operating activities	1,416	2,324
Cash flows from investing activities
Purchases of property and equipment	(57)	(74)
Purchases of non-marketable equity securities	(174)	(179)
Purchases of marketable securities	(2,029)	(2,540)
Proceeds from maturities and sales of marketable securities	2,030	2,397
Other investing activities	(12)	(146)
Net cash used in investing activities	(242)	(542)
Cash flows from financing activities
Principal repayment on term loan and notes	(6)	—
Principal payments on finance leases	(42)	(47)
Repurchases of common stock	—	(1,785)
Other financing activities	(52)	(30)
Net cash used in financing activities	(100)	(1,862)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	(94)	70
Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	980	(10)
Cash and cash equivalents, and restricted cash and cash equivalents
Beginning of period	7,004	8,610
End of period	$7,984	$8,600

Key Terms for Our Key Metrics
Driver(s). The term Driver collectively refers to independent providers of ride or delivery services who use our platform to provide Mobility or Delivery services, or both.
Gross Bookings. We define Gross Bookings as the total dollar value, including any applicable taxes, tolls, and fees, of: Mobility rides, Delivery orders (in each case without any adjustment for consumer discounts and refunds, Driver and Merchant earnings, and

Driver incentives) and Freight revenue. Gross Bookings do not include tips earned by Drivers. Gross Bookings are an indication of the scale of our current platform, which ultimately impacts revenue.
Monthly Active Platform Consumers (“MAPCs”). We define MAPCs as the number of unique consumers who completed a Mobility ride or received a Delivery order on our platform at least once in a given month, averaged over each month in the quarter. While a unique consumer can use multiple product offerings on our platform in a given month, that unique consumer is counted as only one MAPC.
Segment Adjusted EBITDA. We define each segment’s Adjusted EBITDA as segment revenue less direct costs and expenses of that segment as well as any applicable exclusions from Adjusted EBITDA.
Trips. We define Trips as the number of completed consumer Mobility rides and Delivery orders in a given period. For example, an UberX Share ride with three paying consumers represents three unique Trips, whereas an UberX ride with three passengers represents one Trip. We believe that Trips are a useful metric to measure the scale and usage of our platform.
Definitions of Non-GAAP Measures
We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to revenue, net income (loss), income (loss) from operations, and other results under GAAP, we use: Adjusted EBITDA, revenue growth rates in constant currency and free cash flow, which are described below, to evaluate our business. We use these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investments, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserve changes and settlements, (x) goodwill and asset impairments/loss on sale of assets, (xi) acquisition, financing and divestitures related expenses, (xii) restructuring and related charges and (xiii) other items not indicative of our ongoing operating performance.
We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges.
Legal, tax, and regulatory reserve changes and settlements
Legal, tax, and regulatory reserve changes and settlements are primarily related to certain significant legal proceedings or governmental investigations related to worker classification definitions, or tax agencies challenging our non-income tax positions. These matters have limited precedent, cover extended historical periods and are unpredictable in both magnitude and timing, therefore are distinct from normal, recurring legal, tax and regulatory matters and related expenses incurred in our ongoing operating performance.
Limitations of Non-GAAP Financial Measures and Adjusted EBITDA Reconciliation
Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA excludes certain restructuring and related charges, part of which may be settled in cash;
•Adjusted EBITDA excludes other items not indicative of our ongoing operating performance;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;

•Adjusted EBITDA does not reflect the components of other income (expense), net, which primarily includes: interest income; foreign currency exchange gains (losses), net; and unrealized gain (loss) on debt and equity securities, net; and
•Adjusted EBITDA excludes certain legal, tax, and regulatory reserve changes and settlements that may reduce cash available to us.
Constant Currency
We compare the percent change in our current period results from the corresponding prior period using constant currency disclosure. We present constant currency growth rate information to provide a framework for assessing how our underlying revenue performed excluding the effect of foreign currency rate fluctuations. We calculate constant currency by translating our current period financial results using the corresponding prior period’s monthly exchange rates for our transacted currencies other than the U.S. dollar.
Free Cash Flow
We define free cash flow as net cash flows from operating activities less capital expenditures.
Reconciliations of Non-GAAP Measures
Adjusted EBITDA
The following table presents reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated:

	Three Months Ended March 31,
(In millions)	2024	2025
Adjusted EBITDA reconciliation:
Net income (loss) attributable to Uber Technologies, Inc.	$(654)	$1,776
Add (deduct):
Net loss attributable to non-controlling interests, net of tax	(9)	(2)
Loss from equity method investments	4	13
Provision for (benefit from) income taxes	29	(402)
Other (income) expense, net	678	(262)
Interest expense	124	105
Income from operations	172	1,228
Add (deduct):
Depreciation and amortization	190	171
Stock-based compensation expense	484	435
Legal, tax, and regulatory reserve changes and settlements	527	28
Goodwill and asset impairments/loss on sale of assets	(3)	—
Acquisition, financing and divestitures related expenses	5	3
Loss on lease arrangements, net	—	2
Restructuring and related charges	7	1
Adjusted EBITDA	$1,382	$1,868
Free Cash Flow
The following table presents reconciliations of free cash flow to the most directly comparable GAAP financial measure for each of the periods indicated:

	Three Months Ended March 31,
(In millions)	2024	2025
Free cash flow reconciliation:
Net cash provided by operating activities	$1,416	$2,324
Purchases of property and equipment	(57)	(74)
Free cash flow	$1,359	$2,250